Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-258232 of our report dated April 15, 2021 relating to the financial statements of China Recycling Energy Corporation for the years ended December 31, 2020 and 2019, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Prager Metis CPA’s LLP

El Segundo, California

December 3, 2021